PRESS RELEASE

Contact Information:

TXO Partners

Brent W. Clum

Co-CEO and CFO

817.334.7800

ir@txopartners.com

Release Date:

February 26, 2026

TXO PARTNERS DECLARES A FOURTH QUARTER 2025 DISTRIBUTION OF $0.30 ON COMMON UNITS; FILES ANNUAL REPORT ON FORM 10-K

Fort Worth, TX, February 2026—TXO Partners, L.P. (NYSE, NYSE Texas: TXO) announced today that the Board of Directors of its general partner declared a distribution of $0.30 per common unit for the quarter ended December 31, 2025. The quarterly distribution will be paid on March 17, 2026, to eligible unitholders of record as of the close of trading on March 10, 2026.

“We are thrilled with the success of our expanding operations in the Elm Coulee field of the Williston Basin. With a dominant leasehold position, our team has done a masterful job of integrating ongoing operations with our first tranche of new, long-lateral drill wells, and there is more to come,” stated Brent W. Clum, Co-Chief Executive Officer & CFO. “We will continue to allocate capital investment to generate meaningful distributions for our partners, while ultimately building the net asset base of a more valuable company. With our Q4 results, we are pleased to deliver a distribution of $0.30 per unit to our unitholders.”

“TXO is dedicated to the execution of our unique production and distribution model with a strategic focus on the Mancos Shale of the San Juan Basin, the prolific Williston Basin and the legacy Permian Basin,” commented Gary D. Simpson, Co-Chief Executive Officer. “Our company possesses an extensive inventory of low-risk projects in all these basins that we believe will allow for high-margin development over the coming decade.”

About TXO Partners, L.P.

TXO Partners, L.P. is a master limited partnership focused on the acquisition, development, optimization and exploitation of conventional oil, natural gas, and natural gas liquids (NGL) reserves in North America. TXO’s current acreage positions are concentrated in the Permian Basin of West Texas and New Mexico, the San Juan Basin of New Mexico and Colorado and the Williston Basin of Montana and North Dakota.

Annual Report on Form 10-K

TXO's financial statements and related footnotes will be available in the Annual Report on Form 10-K for the year ended December 31, 2025, which TXO will file with the Securities and Exchange Commission (SEC) today. The 10-K will be available on TXO's Investor Relations website at www.txopartners.com/investors or on the SEC's website at www.sec.gov. TXO unitholders may request a printed copy free of charge of the Annual Report on Form 10-K by emailing IR@txopartners.com or by writing to Investor Relations, 400 West 7th Street, Fort Worth, Texas 76102.

Non-U.S. Withholding Information

This press release is intended to be a qualified notice under Treasury Regulations Section 1.1446-4(b). Brokers and nominees should treat one hundred percent (100%) of TXO’s distribution to foreign unitholders as being attributable to income that is effectively connected with a United States trade or business. Accordingly, TXO’s distributions to foreign unitholders are subject to federal income tax withholding at the highest applicable effective tax rate. For purposes of Treasury Regulations Section 1.1446(f)-4(c)(2)(iii), brokers and nominees should treat one hundred percent (100%) of the distributions as being in excess of cumulative net income for purposes of determining the amount to withhold. Nominees, and not TXO, are treated as withholding agents responsible for any necessary withholding on amounts received by them on behalf of foreign unitholders.

Cautionary Statement Concerning Forward-Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements often include words such as “may,” “assume,” “forecast,” “could,” “should,” “will,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” “budget” and similar expressions, although not all forward-looking statements contain such identifying words. These forward-looking statements include our ability to continue to successfully develop the Elm Coulee field of the Williston Basin and other future development opportunities, our ability to generate meaningful distributions for our partners while building our net asset base, our ability to maintain or increase oil production and reserves, the margin potential and risk level of our current inventory, our ability to execute our strategy, the timing, amount and area of focus of future investments in our assets and the impacts of future commodity price changes. These forward-looking statements are based on management’s current belief, based on currently available information, as to the outcome and timing of future events at the time such statement was made, and it is possible that the results described in this press release will not be achieved. Our assumptions and future performance are subject to a wide range of business risks, uncertainties and factors, including, without limitation, the following: our ability to meet distribution expectations and projections; the volatility of oil, natural gas and NGL prices; our ability to safely and efficiently operate TXO’s assets; uncertainties about our estimated oil, natural gas and NGL reserves, including the impact of commodity price declines on the economic producibility of such reserves, and in projecting future rates of production; and the risks and other factors disclosed in TXO’s filings with the SEC, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, TXO does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for TXO to predict all such factors.